Genesys Industries Receives Several New Orders from Industrial Customers.

NEW YORK, NY – January 7th, 2020 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN a diversified advanced manufacturer of complex components and precision products announced today that the company has received multiple new purchase orders for the precision manufacturing of engineered components from several multi-industry customers that specialize in Automation, Robotics, & Firearms. The Company expects to engineer, produce and ship these orders over the next month as part of revenues for the current quarter.

Company Spokesperson, commented, “We are so proud to obtain qualifications to manufacture for some of the largest and most innovative companies in the world and to be able engineer and produce very specialized precision products. Our backlog remains steady and we continue to book new orders. We’ve been supporting multiple industry sectors and diversifying our customer base and we continue to deliver innovative solutions to all our customers.”

About Genesys Industries

Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products.   The company is a vertically integrated precision products manufacturer with core emphasis on product design, engineering and precision manufacturing of complex components and products.  Some of the industries served include Aviation, Automotive, Building Materials, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more.  Follow us on twitter @genesysind or $GEIN #GEIN
For more information on Genesys Industries, please visit www.genesysindustries.com

Contact Information.

Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

Safe Harbor Statement

This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Statements contained in this press release regarding the company intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the risks and uncertainties discussed under the heading "Risk Factors" in the Company's Financial Reports. This press release does not form any part of a prospectus or offering. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.